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                                                                    EXHIBIT 4.1B


                           AMENDMENT AND WAIVER LETTER


                          Dated as of February 29, 2000

To the Lenders and
     the Administrative Agent
     referred to below

                       Sovereign Specialty Chemicals, Inc.

Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of December 29, 1999 (the "CREDIT AGREEMENT"), among Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Lenders (the "LENDERS"), the Initial Issuing Bank and the Swing Line Bank (as therein defined), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger, joint book-running manager and syndication agent, J.P. Morgan Securities Inc., as joint lead arranger, joint book-running manager and documentation agent, and The Chase Manhattan Bank, as administrative agent (the "ADMINISTRATIVE AGENT"). Capitalized terms not otherwise defined in this Amendment and Waiver Letter have the same meanings as specified in the Credit Agreement.

         It is hereby agreed by you and us as follows:

         (a) The following requirements of Section 5.01(q)(ii) of the Credit Agreement are, effective as of the date of this Amendment and Waiver Letter, hereby waived until March 20, 2000:

         (i) the requirement that Pierce & Stevens Corp. shall have provided the Administrative Agent with (A) a Pledged Account Letter executed by Bital Bank - Mexico on or before the Post-Closing Perfection Date in respect of its accounts maintained at such bank and (B) a Pledged Account Letter executed by Manufacturers and Traders Trust Company on or before the Post-Closing Perfect Date in respect of its accounts maintained as such bank;

         (ii) the requirement that OSI Sealants, Inc. shall have provided the Administrative Agent with a Pledged Account Letter executed by Bank One, NA on or before the Post-Closing Perfection Date in respect of its accounts maintained at such bank; and

         (iii) the requirement that Tanner Chemicals, Inc. shall have provided the Administrative Agent with a Pledged Account Letter executed by First Union on or prior to the Post-Closing Perfection Date in respect of its accounts maintained as such bank.


                          Amendment and Waiver Letter          February 25, 2000


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         (b) The following requirements of Section 5(a) of the Security
Agreement are, effective as of the date of this Amendment and Waiver Letter, hereby waived as follows:

         (i) the requirement that Pierce & Stevens Corp. maintain deposit accounts only with banks that have entered into Pledged Account Letters with the Administrative Agent is waived to the extent necessary to permit Pierce & Stevens Corp. to maintain accounts at Bital Bank - Mexico and Manufacturers and Traders Trust Company without such a letter until March 20, 2000;

         (ii) the requirement that OSI Sealants, Inc. maintain deposit accounts only with banks that have entered into Pledged Account Letters with the Administrative Agent is waived to the extent necessary to permit OSI Sealants, Inc. to maintain an account at Bank One, NA without such a letter until March 20, 2000; and

         (iii) the requirement that Tanner Chemicals, Inc. maintain deposit accounts only with banks that have entered into Pledged Account Letters with the Administrative Agent is waived to the extent necessary to permit Tanner Chemicals, Inc. to maintain accounts at First Union without such a letter until March 20, 2000.

         (c) The Security Agreement is, effective as of the date of this Amendment and Waiver Letter, hereby amended as follows:

         (i) Section 1(f) is amended by adding the following proviso to the end of clause (ii) of said Section:

         "; provided however that, notwithstanding anything to the contrary contained in this Agreement, with respect to the twelve Trademarks listed on Schedule IV under the heading "OSI", commencing with the Trademark "BUILDING A SAFER TOMORROW" and ending with the Trademark "PL 500" (collectively, the "ENCUMBERED TRADEMARKS"), which, as of the Effective Date, are subject to a right of first refusal in favor of ChemRex Inc. pursuant to that certain License Agreement dated July 29, 1998 (as amended and restated, and in effect from time to time, the "CHEMREX LICENSE"), between OSI Sealants, Inc. and ChemRex Inc., no security interest is granted to the Administrative Agent hereunder in the Encumbered Trademarks for so long as the ChemRex License is in effect; provided further, that a security interest shall be granted hereunder in the Encumbered Trademarks immediately upon the expiration or earlier termination of the ChemRex License; and provided further that, notwithstanding the foregoing provisos, a security interest is hereby granted in any proceeds from any sale of the Encumbered Trademarks which is made pursuant to the terms of the ChemRex License";


                          Amendment and Waiver Letter          February 25, 2000



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         (ii) Section 9(h) is amended by adding the following proviso to the end of clause (B) of said Section:

         "; provided however that no such recordation need be made with respect to any Encumbered Trademarks for so long as that the ChemRex License is in effect; provided however that such a recordation will be made with respect to the Encumbered Trademarks not later than 60 days after the date on which the ChemRex License expires or is earlier terminated";

         (iii) Schedule I is amended by deleting Part I of said Schedule in its entirety and substituting therefor the Part I of Schedule I which is attached to this Amendment and Waiver Letter; and

         (iv) Schedule V is amended by deleting said Schedule in its entirety and substituting therefor the Schedule V which is attached to this Amendment and Waiver Letter.

         This Amendment and Waiver Letter shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment and Waiver Letter executed by the Borrower and the Required Lenders or, as to any of such Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and Waiver Letter, and the consent and agreement attached hereto executed by each Subsidiary Guarantor. This Amendment and Waiver Letter is subject to the provisions of Section 8.01 of the Credit Agreement and Section 22 of the Security Agreement.

         On and after the effectiveness of this Amendment and Waiver Letter, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified by this Amendment and Waiver Letter. On and after the effectiveness of this Amendment and Waiver Letter, each reference in the Security Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Security Agreement, and each reference in the Notes and each of the other Loan Documents to "the Security Agreement", "thereunder", "thereof" or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement, as amended and otherwise modified by this Amendment and Waiver Letter. The Credit Agreement and the Security Agreement, as specifically amended or otherwise modified by this Amendment and Waiver Letter, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment and Waiver Letter shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.


                          Amendment and Waiver Letter          February 25, 2000

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         This Waiver Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver Letter by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver Letter. This Amendment and Waiver Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

         If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning a counterpart of the attached agreement to this Amendment and Waiver Letter.

                                      Very truly yours,

                                      SOVEREIGN SPECIALTY CHEMICALS, INC.



                                      By
                                        ----------------------------------------
                                        Title:


                          Amendment and Waiver Letter          February 25, 2000

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Agreed as of the date first above written:

THE CHASE MANHATTAN BANK,
         as Administrative Agent


By
  ----------------------------------------
    Title:


LENDERS

THE CHASE MANHATTAN BANK


By
  ----------------------------------------
    Title:


MERRILL LYNCH CAPITAL CORPORATION


By
  ----------------------------------------
    Title:


MORGAN GUARANTY TRUST COMPANY
OF NEW YORK


By
  ----------------------------------------
    Title:


NATIONAL CITY BANK


By
  ----------------------------------------
    Title:


THE BANK OF NOVA SCOTIA


By
  ----------------------------------------
    Title:


                          Amendment and Waiver Letter          February 25, 2000

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                              CONSENT AND AGREEMENT

                          Dated as of February 29, 2000

         The undersigned, as Grantors under the Security Agreement dated as of December 29, 1999 (the "SECURITY AGREEMENT"), in favor of the Administrative Agent for the Secured Parties (as such terms are defined in the foregoing Amendment and Waiver Letter), and as Guarantors under the Subsidiary Guaranty dated as of December 29, 1999 (the "SUBSIDIARY GUARANTY"), in favor of the Secured Parties, hereby consent and agree to the foregoing Amendment and Waiver Letter and hereby confirm and agree to the amendments and waivers to the Security Agreement provided for in the Amendment and Waiver Letter, and also agree that notwithstanding the effectiveness of such Amendment and Waiver Letter, the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment and Waiver Letter, each reference in the Subsidiary Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as modified by such Amendment and Waiver Letter and each reference in the Subsidiary Guaranty to the "Security Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Security Agreement, as amended and otherwise modified by such Amendment and Waiver Letter.

                                       SIA ADHESIVES, INC.


                                       By
                                         ---------------------------------------
                                         Title:

                                       PIERCE & STEVENS CORP.


                                       By
                                         ---------------------------------------
                                         Title:

                                       OSI SEALANTS, INC.


                                       By
                                         ---------------------------------------
                                         Title:

                                       TANNER CHEMICALS, INC.


                                       By
                                         ---------------------------------------
                                         Title:


                          Amendment and Waiver Letter          February 25, 2000